UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2025

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601 ext. 133773

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 24, 2025, Berkshire Hills Bancorp, Inc., a Delaware corporation (“Berkshire”), filed a registration statement on Form S-4 containing a joint proxy statement/prospectus, as supplemented on May 9, 2025 and May 12, 2025 (the “Joint Proxy Statement/Prospectus”), with respect to the annual meeting of the Berkshire stockholders scheduled to be held at 10:00 a.m., Eastern time, on May 21, 2025, via webcast at www.virtualshareholdermeeting.com/BHLB2025 (the “Berkshire Annual Meeting”). The Joint Proxy Statement/Prospectus incorporated by reference the Berkshire Annual Report on Form 10-K, as amended by the Amendment No. 1 on Form 10-K/A (the “Form 10-K,/A”). The Form 10-K/A included information concerning Berkshire’s director nominees to be voted on at the Berkshire Annual Meeting as Proposal 4.

Berkshire is providing the following information with regard to Proposal 4:

During 2024, each of the current directors attended at least 75% of the aggregate total number of board meetings and committee meetings held on which such directors served, except Jeffrey W. Kip, who is not standing for re-election to the board in 2025.  Mr. Kip attended 67% of the meetings of the board and the board committees on which he served in 2024. In addition, Berkshire’s board of directors encourages each director to attend annual meetings of stockholders. Ten out of eleven director nominees (91%) standing for election to the Board at the 2024 Annual Meeting of Stockholders attended the 2024 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: May 14, 2025	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott Senior Executive Vice President and General Counsel